Exhibit 10.9

AMENDED AND RESTATED

LICENSE AGREEMENT

This License Agreement (“AGREEMENT”) is entered into and effective as of December 13, 2023 by and between Fidelity Product Services LLC, a Delaware limited liability Company with offices at 245 Summer St., Boston, MA 02210 (“LICENSOR”), and FD Funds Management LLC, a Delaware limited liability company (“LICENSEE”).

WHEREAS, Licensor owns, and itself or through its agents compiles, calculates and maintains, certain indices listed on Exhibit A, as may be amended from time to time (including the data therein contained, the “Indices”);

WHEREAS, Licensee desires to use the Indices in connection with the management of certain investment funds, exchange-traded products, and other accounts advised by the Licensee (the “Products”) and Licensor is willing to grant Licensee a License for such use; and

WHEREAS, Licensor desires to grant Licensee authorization to use the Indices in connection with the Products pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. GRANT OF LICENSE. Licensor grants Licensee a non-exclusive right and license to use and refer to the Indices in connection with the creation, issuance, trading and marketing of Products pursuant to the terms and conditions of this Agreement. Licensee shall also have the right, upon written notice to and approval by Licensor to sub-license to third parties the Indices in connection with the creation, issuance, trading and marketing of Products, provided that Licensee first enters into a written Sub-License Agreement with such third party and Licensor is named as a third party beneficiary of such Agreement.

2. OWNERSHIP AND VALIDITY. Licensee acknowledges Licensor’s ownership of the entire right, title and interest in and to the Indices and Licensee’s use shall inure to the sole benefit of the Licensor.

3. QUALITY CONTROL. Licensor shall have the right to monitor the quality of the Products offered by Licensee pursuant to this Agreement. Licensee agrees that the nature and quality of the Products using the Indices shall meet or exceed the standards set by Licensor. Licensee’s failure to conform to such quality controls may result in the termination of this Agreement.

Licensee shall include in its offering documents relating to any Products such disclosures as are required by applicable law and/or exemptive relief.

4. TERM. This Agreement shall remain in effect unless terminated by either party as provided herein.

5. TERMINATION. Licensee may terminate this Agreement upon sixty (60) days prior written notice. Licensor may terminate this Agreement upon sixty (60) days prior written notice or immediately upon Licensee’s breach of this Agreement.

6. FEES. Licensee shall not pay Licensor a license fee for each Product. No license fees shall be charged by Licensor on Products in which the Index Provider is affiliated with the Licensee.

7. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and the understanding between the parties. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.

8. EXECUTION. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. GENERAL PROVISIONS.

(a) A party may not assign this Agreement and/or any of its rights and/or obligations hereunder, except to an affiliate or successor in interest, without the prior written consent of the other party, and any attempted assignment by a party requiring the consent of the other party which is made by the assigning party without the other party’s prior consent shall be null and void.

(b) No change in, addition to, or waiver of any provisions of this Agreement shall be binding upon either Party unless in writing signed by an authorized representative of such party. No waiver by either Party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

(c) Licensor is not, and shall not be, obligated in any way or to any extent under this Agreement to provide investment advice to the owners of any of the Products and in no event shall any owner of a Product be deemed to be a client of Licensor.

(d) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflict of law provisions.

(e) In the event any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

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IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

Fidelity Product Services LLC

Signature:	/s/ Scott O’Reilly
By:	Scott O’Reilly
Title:	Vice President

FD Funds Management LLC

Signature:	/s/ Cynthia Lo Bessette
By:	Cynthia Lo Bessette
Title:	President

Exhibit A

Fidelity Bitcoin Index

Fidelity Ethereum Index

Fidelity BTC & ETH Equal Weight Index

Fidelity Bitcoin Reference Rate

Fidelity Ethereum Reference Rate

Fidelity Solana Reference Rate